UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road Suite 2050 Schaumburg, Illinois		60173-2213
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2012, Sparton Corporation (the “Corporation”) entered into amendments with certain named executive officers regarding changes to severance benefits and payments upon termination due to a Change in Control.

Effective September 17, 2012, the Corporation entered into the First Amendment to Employment Agreement with Greg Slome (the “Slome Amendment”) and the First Amendment to Executive Employment Agreement (the “Other Executive Amendments” and, together with the Slome Amendment, the “Amendments”) with each of Steve Korwin, Michael Osborne and Gordon Madlock (with Greg Slome, each, an “Employee”). The Amendments provide for the following changes in each Employee’s severance benefits. If the Employee’s employment is involuntarily terminated for any reason other than cause, death, or disability, the Corporation shall provide the Employee with a severance payment equivalent to nine (9) months of current base salary. If, however, the Employee is involuntarily terminated within twelve (12) months of a Change in Control, the severance payment shall be equivalent to twelve (12) months of current base salary. The Corporation would also provide a payment of nine (9) months of COBRA premiums or, in the event of an involuntary termination within twelve (12) months of a Change in Control only, twelve (12) months of COBRA premiums for medical insurance for the Employee and/or his dependents if, and only if, the Employee timely elects coverage for COBRA continuation. The Amendments also provide for severance payments of outplacement services in an amount not to exceed twenty-five thousand dollars ($25,000.00) per Employee. Each Employee agrees that in order to receive the severance payments, the Employee must execute a separation agreement and general waiver and release in a form satisfactory to the Corporation and he must return to the Corporation any property belonging to the Corporation which is in the Employee’s possession or under his control.

As used in the Amendments, “Change in Control” means, (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Corporation; (ii) any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) ownership of stock of the Corporation possessing thirty percent (30%) or more of the total voting power of the stock of the Corporation; (iii) a majority of the members of the Board of Directors is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board of Directors before the date of appointment or election; or (iv) any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) assets from the Corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition or acquisitions.

In addition, the Slome Amendment changes the term of Mr. Slome’s non-competition from a period of twelve (12) months to a period of eighteen (18) months, and the Other Executive Amendments change the terms of Mr. Korwin’s, Mr. Osborne’s and Mr. Madlock’s non-competition from a period of twenty-four (24) months to a period of eighteen (18) months. The Other Executive Amendments also add provisions for non-solicitation of customers for each of Mr. Korwin, Mr. Osborne and Mr. Madlock and a similar provision was already included in Mr. Slome’s Employment Agreement.

The description of the Amendments herein is qualified in its entirety by the terms of the Amendments filed as Exhibits 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1.1	First Amendment to Employment Agreement between the Corporation and Greg Slome

Exhibit 10.1.2	First Amendment to Executive Employment Agreement between the Corporation and Steve Korwin

Exhibit 10.1.3	First Amendment to Executive Employment Agreement between the Corporation and Mike Osborne

Exhibit 10.1.4	First Amendment to Executive Employment Agreement between the Corporation and Gordon Madlock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: September 17, 2012	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1.1	First Amendment to Employment Agreement between the Corporation and Greg Slome

Exhibit 10.1.2	First Amendment to Executive Employment Agreement between the Corporation and Steve Korwin

Exhibit 10.1.3	First Amendment to Executive Employment Agreement between the Corporation and Michael Osborne

Exhibit 10.1.4	First Amendment to Executive Employment Agreement between the Corporation and Gordon Madlock